Exhibit 99.1

CORELOGIC REPORTS FOURTH QUARTER 2019 FINANCIAL RESULTS
Revenue Growth, Favorable Business Mix and the Benefits of Cost Productivity and Operating Leverage Power Outstanding Fourth Quarter Results

Irvine, Calif., February 26, 2020 - CoreLogic (NYSE: CLGX), a leading global provider of residential property information, analytics, and data-enabled solutions, today reported financial results for the quarter ended December 31, 2019. Operating and financial highlights appear below.

•	Revenues of $426 million, up 6%, driven by growth in real estate solutions and valuation and insurance-related platform businesses as well as higher U.S. mortgage market origination volumes.

•	Operating income from continuing operations of $56 million, up 95%, due primarily to higher revenues and favorable business mix, as well as operating leverage and cost productivity benefits.

•	Net income from continuing operations of $30 million, up 131%, reflecting operating income upsides.

•	Diluted EPS from continuing operations of $0.37, up 131%. Adjusted EPS of $0.77, up 60%.

•	Adjusted EBITDA of $129 million, up 26%; adjusted EBITDA margin of 30% compared to 25% in the prior year.

•	Completed AMC transformation program, positioning the business for future growth and margin expansion.

•	Repurchased 625,000 common shares for $25 million and reduced outstanding debt by $39 million.

•	Announced initiation of quarterly cash dividend program.

“CoreLogic topped off a very strong 2019 with an outstanding operating and financial performance in the fourth quarter. We delivered top line growth and significantly higher margins in the fourth quarter, driven by acceleration in our high-margin core mortgage and platform-related businesses, and the benefits of operating leverage. We also capitalized on higher market volumes in the U.S. and ongoing productivity gains which helped us drive adjusted EBITDA margins above 30%," said Frank Martell, President and Chief Executive Officer of CoreLogic.

“We exited 2019 with expanded organic revenue growth trends underpinned by unique data, analytics and data-enabled solutions that, collectively, help millions of people find, buy and protect the homes they love. Favorable revenue growth and mix trends, the launch of several strategic growth initiatives as well as our ongoing drive for first-quartile operational efficiency provides a path to expanded organic growth and profitability in 2020 and beyond,” Martell added.

Fourth Quarter Financial Summary

Fourth quarter revenues totaled $426 million, up 6% or $23 million, compared with $403 million in 2018, driven primarily by growth in core mortgage, real estate solutions, as well as improved U.S. mortgage origination volumes and an insurance-related acquisition closed in December 2018. The transformation of the AMC and exit of non-core mortgage and default technology units impacted 2019 fourth quarter revenues by $24 million. Excluding the effect of the AMC transformation and non-core technology units, revenues increased approximately 12%.

Underwriting & Workflow Solutions (“UWS”) revenues totaled $259 million, up 8% from 2018 levels led by the benefits of higher U.S. mortgage origination volumes and organic growth. Excluding the effect of the AMC transformation and non-core technology units discussed above, UWS revenues increased approximately 20%. Property Intelligence & Risk Management Solutions ("PIRM") revenues rose to $171 million, an increase of 2%, as growth in insurance and real estate solutions more than offset the impacts of lower tenant screening volumes, currency translation and reduced housing market activity in Australia, which aggregated approximately $5 million.

Operating income from continuing operations totaled $56 million for the fourth quarter compared with $29 million in 2018. Operating margins increased approximately 600 basis points to 13%. Higher operating income was principally attributable to the benefits of revenue growth, operating leverage, improved business mix and cost productivity.

Fourth quarter net income from continuing operations totaled $30 million, compared with $13 million in 2018, an increase of 131%. Diluted EPS from continuing operations totaled $0.37, compared with $0.16 in 2018, an increase of 131%. Adjusted EPS totaled $0.77, compared with $0.48 in 2018, an increase of 60%. The increases were due to the Company's strong operating performance discussed previously.

Adjusted EBITDA totaled $129 million, up 26%, compared to $103 million in the prior year period. Adjusted EBITDA margin was 30%, an increase of approximately 500 basis points. The increase in adjusted EBITDA was principally attributable to revenue growth, improved business mix and the benefits of ongoing cost productivity programs. UWS adjusted EBITDA was $99 million, compared to $71 million for the prior year quarter, reflecting operating leverage benefits from higher U.S. mortgage loan volumes, organic growth, favorable revenue mix and continued productivity gains. PIRM adjusted EBITDA totaled $40 million, in line with 2018, as growth in insurance and real estate solutions as well as cost productivity actions offset investments in new products, platforms and technology, currency translation and reduced housing market activity in Australia.

Liquidity and Capital Resources

At December 31, 2019, the Company had cash and cash equivalents of $105 million compared with $85 million at December 31, 2018. Total debt as of December 31, 2019 was $1,688 million compared with $1,797 million as of December 31, 2018. As of December 31, 2019, the Company had available capacity on its revolving credit facility of $750 million.

Net operating cash provided by continuing operations for the year ended December 31, 2019 was $389 million. Free cash flow ("FCF") for the year ended December 31, 2019 totaled $257 million, which represented 52% of adjusted EBITDA.

In 2019, the Company repurchased 2,025,000, or 3% of its common shares for $87 million.

Teleconference/Webcast

CoreLogic management will host a live webcast and conference call on Wednesday, February 26, 2020, at 3:00 p.m. Pacific Time (6:00 p.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-800-367-2403 for U.S. and Canada callers or 1-334-777-6978 for international callers using Confirmation Code 5448416.

A replay of the webcast will be available on the CoreLogic investor website for 10 days and also through the conference call number 1-888-203-1112 for U.S. and Canada participants or 1-719-457-0820 for international participants using Conference ID 5448416.

Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

Media Contact: Allyse Sanchez, INK Communications for CoreLogic, office phone: 925-548-2535, e-mail: newsmedia@corelogic.com

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About CoreLogic
CoreLogic (NYSE: CLGX), the leading provider of property insights and solutions, promotes a healthy housing market and thriving communities. Through its enhanced property data solutions, services and technologies, CoreLogic enables real estate professionals, financial institutions, insurance carriers, government agencies and other housing market participants to help millions of people find, buy, and protect their homes. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the transformation of the Company’s AMC business and future growth and margin expansion, continued operational efficiencies, revenue growth and the expected financial impact of its strategic and operating actions. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K. These risks and uncertainties include but are not limited to: our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; systems interruptions that may impair the delivery of our products and services; difficult conditions in the mortgage and consumer lending industries and the economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
This press release contains certain non-GAAP financial measures, such as adjusted EBITDA, adjusted EPS and FCF, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, U.S. GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included in this press release.

The Company believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and management regarding the Company's financial condition and results of operations. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, share-based compensation, non-operating gains/losses, and other adjustments. Adjusted EPS is defined as diluted income from continuing operations, net of tax per share, adjusted for share-based compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; and assumes an effective tax rate of 25% and 26% for 2019 and 2018, respectively. FCF is defined as net cash provided by continuing operating activities, less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. Other firms may calculate non-GAAP measures differently than the Company, which limits comparability between companies.

(Additional Financial Data Follow)

CoreLogic, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2019	2018	2019	2018
Operating revenue	$426,032	$403,309	$1,762,235	$1,788,378
Cost of services (exclusive of depreciation and amortization)	205,676	212,275	880,133	921,429
Selling, general and administrative expenses	118,640	104,565	480,938	444,614
Depreciation and amortization	45,674	50,048	187,716	191,996
Impairment loss	—	7,639	47,912	7,721
Total operating expenses	369,990	374,527	1,596,699	1,565,760
Operating income	56,042	28,782	165,536	222,618
Interest expense:
Interest income	408	524	2,136	1,577
Interest expense	19,156	19,490	78,293	75,551
Total interest expense, net	(18,748)	(18,966)	(76,157)	(73,974)
Tax indemnification release	—	—	(13,394)	—
Gain/(loss) on investments and other, net	1,426	12,881	(500)	18,005
Income from continuing operations before equity in earnings/(losses) of affiliates and income taxes	38,720	22,697	75,485	166,649
Provision for income taxes	8,682	8,259	9,190	45,691
Income from continuing operations before equity in earnings/(losses) of affiliates	30,038	14,438	66,295	120,958
Equity in earnings/(losses) of affiliates, net of tax	58	(1,416)	555	1,493
Net income from continuing operations	30,096	13,022	66,850	122,451
(Loss)/income from discontinued operations, net of tax	(14)	(412)	(17,470)	(587)
Net income	$30,082	$12,610	$49,380	$121,864

Basic income/(loss) per share:
Net income from continuing operations	$0.38	$0.16	$0.84	$1.51
(Loss)/income from discontinued operations, net of tax	—	(0.01)	(0.22)	(0.01)
Net income	$0.38	$0.15	$0.62	$1.50
Diluted income/(loss) per share:
Net income from continuing operations	$0.37	$0.16	$0.83	$1.49
(Loss)/income from discontinued operations, net of tax	—	(0.01)	(0.22)	(0.01)
Net income	$0.37	$0.15	$0.61	$1.48
Weighted-average common shares outstanding:
Basic	79,125	80,198	79,885	80,854
Diluted	80,356	81,330	81,021	82,275

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.
Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value)	December 31,	December 31,
Assets	2019	2018
Current assets:
Cash and cash equivalents	$105,185	$85,271
Accounts receivable (less allowances of $7,161 and $5,742 in 2019 and 2018, respectively)	281,392	242,814
Prepaid expenses and other current assets	58,495	50,136
Income tax receivable	1,477	25,299
Total current assets	446,549	403,520
Property and equipment, net	451,021	456,497
Operating lease assets	65,825	—
Goodwill, net	2,396,096	2,391,954
Other intangible assets, net	378,818	468,405
Capitalized data and database costs, net	327,078	324,049
Investment in affiliates, net	16,666	22,429
Other assets	76,604	102,136
Total assets	$4,158,657	$4,168,990
Liabilities and Equity
Current liabilities:
Accounts payable and other accrued expenses	$173,989	$166,258
Accrued salaries and benefits	86,598	84,940
Contract liabilities, current	321,647	308,959
Current portion of long-term debt	56,022	26,935
Operating lease liabilities, current	18,058	—
Total current liabilities	656,314	587,092
Long-term debt, net of current	1,610,538	1,752,241
Contract liabilities, net of current	563,246	524,069
Deferred income tax liabilities	110,396	124,968
Operating lease liabilities, net of current	85,139	—
Other liabilities	181,814	180,122
Total liabilities	3,207,447	3,168,492

Stockholders' Equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 78,972 and 80,092 shares issued and outstanding as of December 31, 2019 and 2018, respectively	1	1
Additional paid-in capital	111,000	160,870
Retained earnings	1,006,992	975,375
Accumulated other comprehensive loss	(166,783)	(135,748)
Total stockholders' equity	951,210	1,000,498
Total liabilities and equity	$4,158,657	$4,168,990

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	For the Year Ended
	December 31,
(in thousands)	2019	2018
Cash flows from operating activities:
Net income	$49,380	$121,864
Less: Loss from discontinued operations, net of tax	(17,470)	(587)
Net income from continuing operations	66,850	122,451
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	187,716	191,996
Impairment loss	47,912	7,721
Amortization of debt issuance costs	5,077	5,434
Amortization of operating lease assets	15,401	—
Provision for bad debts and claim losses	15,534	13,467
Share-based compensation	36,292	37,196
Equity in earnings of investee, net of taxes	(555)	(1,493)
Gain on sale of property and equipment	(3)	(32)
Loss on early extinguishment of debt	1,892	—
Deferred income tax	2,675	26,940
Impairment loss on investment in affiliates	1,511	—
Tax indemnification release	13,394	—
Gain on investments and other, net	(2,903)	(18,005)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(37,051)	21,093
Prepaid expenses and other assets	(7,269)	(1,158)
Accounts payable and other accrued expenses	296	(17,957)
Contract liabilities	49,947	(15,983)
Income taxes	22,209	(1,142)
Dividends received from investments in affiliates	1,987	775
Other assets and other liabilities	(31,889)	(16,185)
Net cash provided by operating activities - continuing operations	389,023	355,118
Net cash used in operating activities - discontinued operations	(24,807)	(5)
Total cash provided by operating activities	$364,216	$355,113
Cash flows from investing activities:
Purchases of property and equipment	$(91,572)	$(62,304)
Purchases of capitalized data and other intangible assets	(40,019)	(35,075)
Cash paid for acquisitions, net of cash acquired	(13,283)	(219,588)
Cash received from sale of business-lines	4,109	3,178
Purchases of investments	(658)	—
Proceeds from sale of property and equipment	3	207
Proceeds from investments and other	5,591	4,716
Net cash used in investing activities - continuing operations	(135,829)	(308,866)
Net cash provided by investing activities - discontinued operations	—	—
Total cash used in investing activities	$(135,829)	$(308,866)
Cash flows from financing activities:
Proceeds from long-term debt	$1,770,000	$191,291
Debt issuance costs	(9,621)	—
Debt extinguishment premium	(425)	—
Repayments of long-term debt	(1,883,955)	(173,236)

Shares repurchased and retired	(86,675)	(109,063)
Proceeds from issuance of shares in connection with share-based compensation	10,149	21,140
Payment of tax withholdings related to net share settlements	(10,026)	(12,858)
Contingent consideration payments subsequent to acquisitions	(612)	—
Net cash used in financing activities - continuing operations	(211,165)	(82,726)
Net cash provided by financing activities - discontinued operations	—	—
Total cash used in financing activities	$(211,165)	$(82,726)
Effect of exchange rate on cash, cash equivalents and restricted cash	230	2,575
Net change in cash, cash equivalents and restricted cash	$17,452	$(33,904)
Cash, cash equivalents and restricted cash at beginning of year	98,250	132,154
Less: Change in cash, cash equivalents and restricted cash - discontinued operations	(24,807)	(5)
Plus: Cash swept (to)/from discontinued operations	(24,807)	(5)
Cash, cash equivalents and restricted cash at end of year	$115,702	$98,250

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited)

	For the Three Months Ended December 31, 2019
(in thousands)	PIRM	UWS	CORP	ELIM	CoreLogic
Net income/(loss) from continuing operations	$10,894	$77,419	$(58,217)	$—	$30,096
Income taxes	—	—	8,701	—	8,701
Depreciation and amortization	24,659	13,194	7,821	—	45,674
Interest (income)/expense, net	(88)	67	18,769	—	18,748
Share-based compensation	1,811	1,737	5,881	—	9,429
Non-operating losses	425	5,616	964	—	7,005
Efficiency investments and other	1,084	310	6,227	—	7,621
Transaction costs	1,469	359	72	—	1,900
Amortization of acquired intangibles included in equity in earnings of affiliates	75	—	—	—	75
Adjusted EBITDA	$40,329	$98,702	$(9,782)	$—	$129,249

	For the Three Months Ended December 31, 2018
(in thousands)	PIRM	UWS	CORP	ELIM	CoreLogic
Net income/(loss) from continuing operations	$25,517	$43,181	$(55,676)	$—	$13,022
Income taxes	—	—	7,786	—	7,786
Depreciation and amortization	25,920	17,614	6,514	—	50,048
Interest expense, net	85	78	18,803	—	18,966
Share-based compensation	996	1,597	5,029	—	7,622
Impairment loss	—	7,639	—	—	7,639
Non-operating gains	(13,335)	—	(3,188)	—	(16,523)
Efficiency investments and other	187	1,058	7,911	—	9,156
Transaction costs	1,675	—	2,928	—	4,603
Amortization of acquired intangibles included in equity in losses of affiliates	210	—	—	—	210
Adjusted EBITDA	$41,255	$71,167	$(9,893)	$—	$102,529

	For the Year Ended December 31, 2019
(in thousands)	PIRM	UWS	CORP	ELIM	CoreLogic
Net income/(loss) from continuing operations	$68,750	$218,034	$(219,934)	$—	$66,850
Income taxes	—	—	9,375	—	9,375
Depreciation and amortization	102,586	55,738	29,392	—	187,716
Interest expense, net	37	269	75,851	—	76,157
Share-based compensation	6,746	6,763	22,783	—	36,292
Impairment loss	—	47,912	—	—	47,912
Non-operating losses	3,961	8,466	13,739	—	26,166
Efficiency investments	3,526	6,501	29,561	—	39,588
Transaction costs	6,448	359	392	—	7,199
Amortization of acquired intangibles included in equity in earnings of affiliates	306	—	—	—	306
Adjusted EBITDA	$192,360	$344,042	$(38,841)	$—	$497,561

	For the Year Ended December 31, 2018
(in thousands)	PIRM	UWS	CORP	ELIM	CoreLogic
Net income/(loss) from continuing operations	$102,725	$238,424	$(218,698)	$—	$122,451
Income taxes	—	—	46,187	—	46,187
Depreciation and amortization	103,343	65,381	23,272	—	191,996
Interest expense, net	735	305	72,934	—	73,974
Share-based compensation	5,421	7,885	23,890	—	37,196
Impairment loss	—	7,721	—	—	7,721
Non-operating gains	(17,220)	—	(2,483)	—	(19,703)
Efficiency investments	2,143	1,058	17,802	—	21,003
Transaction costs	6,559	—	4,792	—	11,351
Amortization of acquired intangibles included in equity in earnings of affiliates	909	—	—	—	909
Adjusted EBITDA	$204,615	$320,774	$(32,304)	$—	$493,085

CoreLogic, Inc.
Reconciliation of Adjusted EPS
(Unaudited)

	For the Three Months Ended December 31,
(Diluted income per share)	2019	2018
Net income from continuing operations	$0.37	$0.16
Share-based compensation	0.12	0.09
Non-operating losses/(gains)	0.09	(0.20)
Efficiency investments and other	0.09	0.11
Impairment loss	—	0.09
Transaction costs	0.02	0.06
Depreciation and amortization of acquired software and intangibles	0.21	0.24
Income tax effect on adjustments	(0.13)	(0.07)
Adjusted EPS	$0.77	$0.48

	For the Year Ended December 31,
(Diluted income per share)	2019	2018
Net income from continuing operations	$0.83	$1.49
Share-based compensation	0.45	0.45
Non-operating losses/(gains)	0.32	(0.24)
Efficiency investments	0.49	0.26
Impairment loss	0.59	0.09
Transaction costs	0.09	0.14
Depreciation and amortization of acquired software and intangibles	0.89	0.93
Amortization of acquired intangibles included in equity in earnings of affiliates	—	0.01
Income tax effect on adjustments	(0.83)	(0.41)
Adjusted EPS	$2.83	$2.72

CoreLogic, Inc.
Reconciliation to Free Cash Flow
(Unaudited)

(in thousands)	For the Year Ended December 31, 2019
Net cash provided by operating activities - continuing operations	$389,023
Purchases of property and equipment	(91,572)
Purchases of capitalized data and other intangible assets	(40,019)
Free Cash Flow	$257,432